Public Company Management Corporation Announces SB-2 Securities Registration Contract with Systems Annex, LLC

LAS VEGAS, NV - May 27, 2005 - Public Company Management Corporation (OTCBB: PUBC), an emerging company providing consulting and advising services to companies seeking to access public capital markets, announced that it has reached an agreement with Systems Annex, LLC. Under the contract, PUBC will assist Systems Annex in becoming a publicly traded company on the OTCBB through a proposed private placement and registration for resale of securities issued by Systems Annex and will consult with Systems Annex on maintaining compliance with the reporting requirements of the Securities Exchange Act.

Systems Annex is a technology company with two divisions: Information Services and Automation Services. The company's Information Services division offers services similar to larger companies such as Satyam Computer Services Limited (NYSE: SAY) and Perot Sys Corp. (NYSE: PER). This division provides organizations with technical services including technical writing, computer/software installations, consulting, training and quality assurance. Through its Information Services Division, Systems Annex provides help desk support services to numerous hotel and motel chains across the country, as well as regional computer services and technical support.

Systems Annex's Automation Services Division offers products and services that give people the ability to automate, integrate and easily operate technological devices for homes and offices. The division specializes in designing and installing automation networks for homes and offices that include low-voltage wiring; home theater screens and projectors; central vacuum systems; distributed audio/video systems; home networking; and remote control systems for lighting, HVAC and draperies.

"Systems Annex is a promising company in a technology industry that is growing by leaps and bounds, and PUBC is excited about the opportunity to help Systems Annex by organizing its first public offering," said Stephen Brock, PUBC president. "Systems Annex leaders are on the cutting-edge of technology and the company is equipped to help its customers harness the power of the latest technologies. Our goal is to help Systems Annex build success by taking advantage of the numerous benefits of being a public company. We offer a solution that should have Systems Annex trading in a year or less for a price that fits well into the company's budget."

In addition to completing the filing process to allow Systems Annex to begin trading its stock, PUBC will also provide compliance services to help the company maintain its regulatory responsibilities as a public company. These services, provided through PUBC's subsidiary, Public Company Management Services (http://www.PCMS-Team.com), are invaluable for small business issuers (SBIs), as many are unsuccessful at maintaining compliance, which severely limits their ability to access capital. In fact, 20 percent of OTCBB SBIs do not file 10-KSBs. By aiding SBIs like Systems Annex with regulatory compliance, PUBC continually works toward its goal of supporting the entire life cycle of public companies and making the benefits of the public equity markets accessible to smaller companies.

About Public Company Management Corporation

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers (http://www.PubcoWhitePapers.com) hosts a comprehensive body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management Services (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)

Contact:
Public Company Management Corporation
Stephen Brock
President/CEO
Phone: (702) 222-9076
info@PublicCompanyManagement.com
www.PublicCompanyManagement.com

Source: Public Company Management Corporation